CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated July 30, 2018 with respect to the financial statements and financial highlights of The Community Reinvestment Act Qualified Investment Fund, a fund in Community Capital Trust, included in the Annual Report to Shareholders, which is incorporated by reference in this Registration Statement. We consent to the use of the aforementioned report incorporated by reference in this Registration Statement, and to the use of our name as it appears under the captions “Financial Highlights” and “Independent Registered Public Accounting Firm” in the Prospectus and the captions “Financial Statements” and “Independent Registered Public Accounting Firm” in the Statement of Additional Information.

/s/ GRANT THORNTON LLP

New York, New York

September 28, 2018

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated July 30, 2018 with respect to the financial statements and financial highlights of The CCM Alternative Income Fund, a fund in Community Capital Trust, included in the Annual Report to Shareholders, which is incorporated by reference in this Registration Statement. We consent to the use of the aforementioned report incorporated by reference in this Registration Statement, and to the use of our name as it appears under the captions “Financial Highlights” and “Independent Registered Public Accounting Firm” in the Prospectus and the captions “Financial Statements” and “Independent Registered Public Accounting Firm” in the Statement of Additional Information.

/s/ GRANT THORNTON LLP

New York, New York

September 28, 2018